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                                                                   EXHIBIT 10.5




                               BRIGHTPOINT, INC.
                              6402 Corporate Drive
                          Indianapolis, Indiana 46278



                                October 16, 1997











                 RE: EMPLOYMENT AGREEMENT DATED AS OF DECEMBER 1, 1996 BETWEEN BRIGHTPOINT, INC. (THE "EMPLOYER" OR "COMPANY") AND _________________(THE "EMPLOYEE")


Dear Mr. ______:

                 Reference is made to the above-referenced employment agreement. This letter to confirm our agreement to amend said agreement as set forth below.

                 Section 9(d)(iii) is hereby amended by adding at the end of said section the following phrase: "In the event any payments become due to Employee pursuant to this Section 9(d), then the amount payable pursuant to this Section 9(d) shall be increased by an amount sufficient so that after the payment of any income taxes on the amount of any such increase and any excise tax on any amounts payable under this Section 9(d), including the amount of such increase that Employee may be required to pay pursuant to the Internal Revenue Code and Treasury Regulations promulgated thereunder. The Employee shall be entitled to receive initially the entire amount provided for in
Section 9(d) (together with any such additional payments required to cover any excise and income taxes payable on said amount) and shall not be required to repay to the Employer any amount which is ultimately and finally determined by the Internal Revenue Service (or an appropriate court) to have been in excess of the amount permitted to be received without incurring such excise tax, and Employer agrees to use its best efforts to support the Employee's position that such amounts are not subject to excise tax in any dispute with the Internal Revenue Service or in any other administrative or judicial proceedings."
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                 Except as set forth herein, the Employment Agreement remains in full force and effect. Please confirm your agreement to the foregoing by executing the enclosed copy of this letter where indicated.

                                        Very truly yours,

                                        BRIGHTPOINT, INC.


                                        By: /s/ Steven E. Fivel
                                            --------------------------
                                        Name: Steven E. Fivel
                                        Title: Executive Vice
                                               President
                                        Date:  October 31, 1997


Agreed and Accepted By:



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